Calculation of Filing Fee Tables
S-8
GLAUKOS Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	457(a)	564,436	$ 90.61	$ 51,143,545.96	0.0001531	$ 7,830.08
Total Offering Amounts:						$ 51,143,545.96		$ 7,830.08
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,830.08
Offering Note
[1]	Note 1.a This Registration Statement covers, in addition to the number of shares of Glaukos Corporation, a Delaware corporation (the "Company"), common stock, par value $0.001 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Glaukos Corporation 2015 Employee Stock Purchase Plan (the "ESPP") as a result of one or more adjustments under the ESPP to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. Note 1.b Pursuant to the ESPP, the number of shares reserved for issuance under the ESPP automatically increases on the first day of each fiscal year by the lesser of (i) one percent of the outstanding Common Stock on the last day of the immediately preceding fiscal year or (ii) an amount determined by the ESPP's administrator. This Registration Statement covers one percent of the outstanding Common Stock on December 31, 2024 (i.e. 1% of 56,443,648 shares). Note 1.c Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 15, 2025, as quoted on the New York Stock Exchange

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A